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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE E.W. SCRIPPS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

================================================================================

                                     [LOGO]

                            THE E.W. SCRIPPS COMPANY
                               312 WALNUT STREET

                             CINCINNATI, OHIO 45202

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1999

                               ------------------

TO THE SHAREHOLDERS OF THE E.W. SCRIPPS COMPANY

     The Annual Meeting of the Shareholders of The E. W. Scripps Company (the "Company") will be held at the Queen City Club, Cincinnati, Ohio, on Thursday, May 13, 1999 at 10:00 a.m., local time, for the following purposes:

          1. To elect ten persons to serve as directors for the ensuing year;

          2. To transact such other business as may properly come before the meeting.

     The board of directors has fixed the close of business on March 19, 1999 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournments thereof.

     We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary's office.

     We have enclosed the 1998 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual Meeting.

     To assure your representation at the meeting, please vote, sign, date and mail the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person. Returning your executed proxy card will not affect your right to attend the meeting and vote your shares in person.

     Your proxy is being solicited by the board of directors,

                                                   M. DENISE KUPRIONIS, ESQ.
                                              Corporate Secretary

March 29, 1999

                            THE E.W. SCRIPPS COMPANY
                               312 WALNUT STREET

                             CINCINNATI, OHIO 45202

                               ------------------

                                PROXY STATEMENT

                              1999 ANNUAL MEETING
                                  MAY 13, 1999

     This proxy statement, notice of meeting, proxy card and annual report is being mailed to shareholders on or about March 29, 1999. It is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of The E. W. Scripps Company, an Ohio corporation (the "Company"), which will be held on Thursday, May 13, 1999.

     The close of business on March 19, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     On March 1, 1999 the Company had outstanding 59,147,246 Class A Common Shares, $.01 par value per share ("Class A Common Shares"), and 19,218,913 Common Voting Shares, $.01 par value per share ("Common Voting Shares"). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

                                   PROPOSAL 1

                             Election of Directors
                             ---------------------
     A board of ten directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and seven by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected. All directors will hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

     Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the seven directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     The following table sets forth certain information as to each of the nominees for election to the board of directors.

                                DIRECTOR           PRINCIPAL OCCUPATION OR OCCUPATION/BUSINESS
          NAME            AGE    SINCE                    EXPERIENCE FOR PAST FIVE YEARS
          ----            ---   --------           -------------------------------------------
                       NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON SHARES
Daniel J. Meyer (1)       62      1988     Chairman since January 1, 1991 and Chief Executive Officer since April 24, 1990 of Milacron Inc. President since
                                           January 1, 1998 (a manufacturer of metal working and
                                           plastics processing machinery and systems).
Nicholas B. Paumgarten    53      1988     Managing Director of J.P. Morgan & Co. Incorporated since
                                           February 10, 1992 (an investment banking firm).
Ronald W. Tysoe (2)       45      1996     Vice Chairman, Finance and Real Estate since December 1997 and Vice Chairman and Chief Financial Officer from April
                                           1990 to December 1997 of Federated Department Stores, Inc.

                     NOMINEES FOR ELECTION BY HOLDERS OF COMMON VOTING SHARES (9)
William R. Burleigh (3)   63      1990     Chief Executive Officer of the Company since May 1996,
                                           President of the Company since August 1994, Chief Operating
                                           Officer from May 1994 to May 1996, Executive Vice President from March 1990 through May 1994 and Senior Vice
                                           President/Newspapers and Publishing from September 1986 to
                                           March 1990.
John H. Burlingame (4)    65      1988     Senior Partner since January 1, 1998, Partner from June 1,
                                           1997 through December 31, 1997 and Executive Partner from
                                           1982 through June 1, 1997 of Baker & Hostetler LLP (law
                                           firm).
Nackey E. Scagliotti (6)  53        (5)    Acting Publisher since 1998, Assistant Publisher from
                                           1994-1998 of Neighborhood Publications, Inc. (weekly
                                           newspapers) and Assistant Publisher since 1996 of Union
                                           Leader Corp. (publisher of Sunday and daily newspapers).
Charles E. Scripps (6)    79      1946     Chairman of the Executive Committee of the Company since
                                           August 1994 and Chairman of the Board of Directors of the
                                           Company from 1953 to August 1994.
Edward W. Scripps (6)     40      1998     Vice President of Scripps Howard Foundation from 1995
                                           through 1998. News Director at KJRH-TV, a division of a
                                           subsidiary of the Company from February 1983 through
                                           September 1993.
Paul K. Scripps (6) (7)   53      1986     Vice President/Newspapers of the Company since November 1997 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.
Julie A. Wrigley (8)      50      1997     President and CEO of Wrigley Investments, LLC since March
                                           1999, Chairman and CEO of Wrigley Management Inc. from 1995 through 1998, Assistant to the President/CEO of Wm. Wrigley
                                           Jr. Company from 1994 through 1998, Investment Advisor &
                                           Manager of Wrigley Family Trusts and Estates from 1977
                                           through 1998.

---------------

(1) Mr. Meyer is a director of Milacron Inc., Firstar Corporation and Hubbell Incorporated (manufacturer of wiring and lighting devices).

(2) Mr. Tysoe is a director of Federated Department Stores, Inc.

(3) Mr. Burleigh is a director of Ohio National Financial Services Company (a mutual insurance and financial services company).

(4) Mr. Burlingame is a trustee of The Edward W. Scripps Trust.

(5) Mrs. Nackey E. Scagliotti is a nominee for election as director for the first time.

(6) Mr. Charles E. Scripps is Chairman of the Board of Trustees of The Edward W. Scripps Trust. Mr. Paul K. Scripps is a second cousin of Mr. Charles E. Scripps, Mr. Edward W. Scripps is Mr. Charles E. Scripps' nephew and Mrs. Scagliotti is a niece of Mr. Charles E. Scripps.

(7) Mr. Paul K. Scripps serves as a director of the Company pursuant to an agreement between The Edward W. Scripps Trust and John P. Scripps. See "Certain Transactions--John P. Scripps Newspapers."

(8) Mrs. Julie A. Wrigley is a director of First Bank of Idaho and was a director of Associated Bank, Chicago, from 1988 to 1996.

(9) The Board of Directors of the Company believes that it would be in the best interest of the shareholders to add an eleventh director. However, the search and interviewing process has not been completed. So that the Company may benefit from another director's expertise, if a candidate is identified prior to the next annual meeting, such candidate will be elected to the board by the directors in accordance with Ohio law. If that happens, the director would then stand as a nominee, for election by the holders of the Company's common voting shares, at the 2000 annual meeting of shareholders. The Edward W. Scripps Trust, which controls 83.5% of the Company's common voting shares, has agreed to this process and indicated its intention to vote for such director, if selected, in 2000.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD AND COMMITTEE MEETINGS

     During 1998, the board held four regularly scheduled meetings. The following committees of the board held the number of meetings indicated:
Executive, three; Audit, two; Compensation and Incentive Plan, two; and Policy Governance, three. Each director attended all of the regularly scheduled board of director meetings. Each director attended 100% of the meetings of board committees on which the director served except for one director who attended 80% of the committee meetings and one director who did not attend any committee meetings.

COMMITTEES

     Executive Committee. Charles E. Scripps (chairman), William R. Burleigh, John H. Burlingame and Lawrence A. Leser are the members of the executive committee. The executive committee exercises all of the powers of the board in the management of the business and affairs of the Company between board meetings, except the power to fill vacancies on the board or its committees.

     Audit Committee. Ronald W. Tysoe (chairman), Daniel J. Meyer and Nicholas
B. Paumgarten are the members of the audit committee, which nominates the independent auditors each year, reviews the audit plans of both the internal and independent auditors, evaluates the adequacy of and monitors compliance with corporate accounting policies, and reviews the Company's annual financial statements. The internal and independent auditors have unrestricted access to the audit committee.

     Compensation Committee. Daniel J. Meyer (chairman), John H. Burlingame, Charles E. Scripps and Ronald W. Tysoe are the members of the compensation committee, which oversees all compensation matters relating to the Company's senior executives.

     Incentive Plan Committee. Daniel J. Meyer (chairman) and Ronald W. Tysoe, two of the Company's independent directors, are the members of the incentive plan committee, which approves all awards under the Company's Long-Term Incentive Plan and approves all performance based bonus awards for the Company's senior executives. The incentive plan committee is a subcommittee of the compensation committee and meets at the same time as the compensation committee.

     Policy Governance Committee. John H. Burlingame (chairman), William R. Burleigh, Daniel J. Meyer and Julie A. Wrigley are the members of the policy governance committee. The purpose of the committee is to review the size and scope of the board, to recommend nominees of directors to the board, to formulate policies of board conduct and to insure that the board adopts generally accepted corporate governance standards. The committee does not consider nominees recommended by shareholders.

REPORT ON THE COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not compensated for their service on the board.

     Directors who are not employees of the Company received an annual fee of $30,000 and an additional $2,000 for each meeting that he or she attended of the board of directors or a committee thereof on which she or he served. Additionally, each director who was a committee chairman received an annual fee of $3,000. Directors who are employees of the Company, Mr. Lawrence A. Leser and

Mr. Charles E. Scripps did not receive any compensation for services as directors or committee members.

     Pursuant to an agreement with the Company, Mr. Scripps received a fee for consulting services and services as Chairman of the Executive Committee at the annual rate of $50,000. This agreement is automatically renewable for so long as Mr. Scripps holds the position of Chairman of the Executive Committee.

     Pursuant to an agreement with the Company, Mr. Leser received a fee for consulting services and services as Chairman of the Board of Directors at the annual rate of $250,000. This agreement expires in May 1999. Mr. Leser is not standing for re-election as a member of the board of directors.

     In the first quarter of 1999, the Company's 1994 Non-Employee Directors' Stock Option Plan was amended so that directors of the Company, who are not also employees of the Company, will receive annual nonqualified stock option awards (2,000 shares) beginning with the date of the 1999 annual meeting of shareholders. The amendment discontinues a one-time nonqualified stock option award of 10,000 shares and allows trustees and beneficiaries of The Edward W. Scripps Trust to receive such awards.

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of March 1, 1999, of more than five percent of the Company's outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

                                                                              COMMON
                NAME AND ADDRESS                     CLASS A                  VOTING
              OF BENEFICIAL OWNER                 COMMON SHARES   PERCENT     SHARES     PERCENT
              -------------------                 -------------   -------     ------     -------
The Edward W. Scripps Trust (1)                    29,096,111      49.2%    16,040,000    83.5%
312 Walnut Street
P.O. Box 5380
Cincinnati, Ohio
Paul K. Scripps and                                       600        .0%     1,616,113     8.4%
John P. Scripps Trust (2)
625 Broadway, Suite 625
San Diego, California
Franklin Mutual Advisors, Inc. (3)                  3,579,000       6.1%            --      --
777 Mariners Island Blvd.
San Mateo, California

---------------

(1) Under the Trust Agreement establishing The Edward W. Scripps Trust (the "Trust"), the Trust must retain voting shares sufficient to ensure control of the Company until the final distribution of the Trust estate unless earlier stock dispositions are necessary for the purpose of preventing loss or damage to such estate. The trustees of the Trust are Charles E. Scripps, Robert P. Scripps and John H. Burlingame. The Trust will terminate upon the death of the last to survive of four persons specified in the Trust, the youngest of whom is 75 years of age. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to the grandchildren of Robert Paine Scripps (a son of Edward W. Scripps), of whom there are 28. Certain of these grandchildren have entered into an agreement among themselves, other cousins and the Company which will restrict transfer and govern voting of Common Voting Shares to be held by them upon termination of the Trust and distribution of the Trust estate. See "Certain Transactions--Scripps Family Agreement."

(2) See footnote 5 to the table under "Security Ownership of Management."

(3) Franklin Mutual Advisors, Inc. has filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company's Class A Common Shares. The information in the table is based on the information contained in such filing which was for the year ended December 31, 1998.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT

     The following information is set forth with respect to the Company's Class A Common Shares and Common Voting Shares beneficially owned as of March 1, 1999, by each director and each nominee for election as a director of the Company, by each named executive, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

                                                                                  COMMON
             NAME OF INDIVIDUAL OR                     CLASS A                    VOTING
           NUMBER OF PERSONS IN GROUP             COMMON SHARES (1)   PERCENT     SHARES     PERCENT
           --------------------------             -----------------   -------     ------     -------
William R. Burleigh                                     514,562           *             --      --
John H. Burlingame (2)                                      500           *             --      --
Lawrence A. Leser                                       285,256           *             --      --
Daniel J. Meyer                                          11,000           *             --      --
Nicholas B. Paumgarten (3)                               13,250           *             --      --
Nackey E. Scagliotti                                         --          --             --      --
Charles E. Scripps (2) (4)                               19,850           *             --      --
Edward W. Scripps                                         1,000           *             --      --
Paul K. Scripps (5)                                         600           *      1,616,113     8.4%
Ronald W. Tysoe                                          10,000           *             --      --
Julie A. Wrigley                                         15,055           *             --      --
Daniel J. Castellini (6)                                212,235           *             --      --
Paul F. (Frank) Gardner                                 135,512           *             --      --
Craig C. Standen (7)                                     82,065           *             --      --
Alan M. Horton (8)                                      135,291           *             --      --
All directors and executive officers as a group
  (24 persons) (9)                                   30,727,830          52%    17,656,113    91.9%

---------------

 * Shares owned represent less than one percent of the outstanding shares of such class of stock.

 (1) The shares listed for each of the officers and directors include Class A Common Shares underlying exercisable options and options that are exercisable within 60 days of March 1, 1999, held by him or her. The shares listed do not include the balances held in any of the directors' or officers' phantom share accounts that are the result of an election to defer compensation under the 1997 Deferred Compensation and Stock Plan for Directors or the 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Executives, respectively.

 (2) This person is a trustee of the Trust and has the power, together with the other trustees of the Trust, to vote and dispose of the 29,096,111 Class A Common Shares and the 16,040,000 Common Voting Shares of the Company held by the Trust. Mr. Charles E. Scripps has a life income interest in the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

 (3) The shares listed for Mr. Paumgarten include 2,000 Class A Common Shares held in trusts for the benefit of Mr. Paumgarten's sons, and 850 shares owned by his wife. Mr. Paumgarten is the sole trustee of the aforesaid trusts. Mr. Paumgarten disclaims beneficial ownership of the shares held in such trusts and the shares owned by his wife.

 (4) The shares listed for Mr. Charles E. Scripps include 1,050 Class A Common Shares owned by his wife. Mr. Scripps disclaims any beneficial interest in these shares.

 (5) The shares listed for Mr. Paul K. Scripps include 119,520 Common Voting Shares and 400 Class A Common Shares held in various trusts for the benefit of certain relatives of Paul K. Scripps and 100 Class A Common Shares owned by his wife. Mr. Scripps is a trustee of the aforesaid trusts. Mr. Scripps disclaims beneficial ownership of the shares held in such trusts and the shares owned by his wife. The shares listed also include 1,445,453 Common Voting Shares held by five trusts of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, holding

     349,018 Common Voting Shares. He disclaims beneficial ownership of the shares held in the other four trusts.

 (6) The shares listed for Mr. Castellini include 1,000 Class A Common Shares owned by his wife. Mr. Castellini disclaims any beneficial interest in these shares.

 (7) The shares listed for Mr. Standen include 180 shares held by Mr. Standen as custodian for the benefit of one of his children. Mr. Standen disclaims any beneficial interest in these shares.

 (8) The shares listed for Mr. Horton include 100 shares held jointly with his wife.

 (9) The shares listed include the 29,096,111 Class A Common Shares and the 16,040,000 Common Voting Shares of the Company owned by the Trust.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

THE COMMITTEE

     The compensation committee of the board of directors is comprised of non-management directors. The committee establishes and oversees the Company's executive compensation program. The members are Messrs. Daniel J. Meyer, Ronald
W. Tysoe, Charles E. Scripps and John H. Burlingame.

     A subcommittee of the compensation committee is the incentive plan committee. This committee approves awards under the Company's Long-Term Incentive Plan. Mr. Meyer and Mr. Tysoe are the members of the incentive plan committee. (The compensation committee and the incentive plan committee are hereinafter jointly referred to as the "Committee".)

OVERVIEW OF THE COMPANY'S COMPENSATION PHILOSOPHY

     The Company's compensation policy for senior officers and certain other executives remained unchanged in 1998. It is designed to attract and retain a highly-qualified management team. Scripps supports a pay-for-performance program designed to motivate executives to achieve target operating results set forth in the Company's strategic plan and to reward them for meeting or exceeding these targets. This policy encourages coordinated and sustained efforts toward enhancing the Company's performance and maximizing value to shareholders.

COMPONENTS OF THE COMPENSATION PROGRAM

     The compensation program is reviewed annually and is comprised primarily of cash compensation, including salary and annual bonus, and grants of restricted stock and nonqualified stock options under the Company's 1997 Long-Term Incentive Plan. The Company believes its compensation policy is fair both to its employees and its shareholders and is competitive within the industry.

     BASE SALARY

     The Company continues to participate annually in the Towers Perrin Media Industry Compensation Survey (the "Survey") which is widely used in its industry and gives relevant compensation information on executive positions. The Survey provides compensation analyses for executives in the media industry based on revenues, industry segments (e.g., publishing and broadcasting) and market type and size which, along with other data, are used by Scripps to determine the median and other levels of compensation of executives of media companies with profiles comparable to those of the Company.

     The Company strives to place its high-performing executives at the median level of compensation or higher, depending upon competitive pressures and exceptional performance, no later than two to three years after attaining their position. Actual base salaries for the chief executive officer and the other named executives during the last year were consistent with this policy. None of the named executives has an employment contract with the Company.

     In deciding if an annual base salary increase is appropriate for a specific executive, several factors are taken into account. These factors include an examination of the compensation guidelines suggested by the Survey, an evaluation of the responsibilities of the executive's position, consideration of the executive's contributions to the Company during the year and over the course of his employment by the Company, and a review of the Company's overall performance during the year. These performance factors are not assigned specific weights. Rather, the Committee applies its own subjective judgment in evaluating the aggregate impact of these factors and in making final compensation determinations. In considering salary increases for persons other than the CEO, the Committee also takes into consideration recommendations made by the chief executive officer.

     The increases that were approved by the Committee, effective January 1, 1999, were consistent with the Company's compensation philosophy.

     ANNUAL BONUS

     The purpose of the annual bonus program is to support the Company's objective of enhancing value for our shareholders and to offer competitive total compensation for financial performance that meets or exceeds expectations. The program directly links compensation to Company performance. Participants in the program are senior officers and certain other executives. Two performance measures were utilized in 1998: the achievement of operating cash flow targets and an earnings-per-share target. These performance measures represented 70% and 30% of the executive's bonus opportunity, respectively. The operating cash flow targets for Mr. Gardner and for Mr. Horton were based on their specific areas of responsibility. For the other named executives, the cash flow goal was based on the consolidated operating cash flow target.

     The Company's 1998 annual bonus plan for senior vice presidents with division responsibility allowed for a target bonus opportunity of 50% of base salary. Senior Vice Presidents with corporate responsibilities had a target bonus opportunity of 40% of base salary. Determining if the executive earned the targeted amount was a matter of ascertaining whether or not the preestablished goals were achieved. The annual bonus plan requires that a minimum of 91% of a preestablished goal must be attained before any bonus amount related to that performance measurement can be paid. An upward adjustment in the target bonus amount was possible if the Company exceeded its pre-established goals. However, in no case may an executive earn greater than 150% of his target bonus amount.

     The Company did not meet its 1998 earnings per share and operating cash flow goals, which resulted in Messrs. Burleigh, Gardner, Horton, Standen and Castellini receiving less than 100% of their 1998 targeted bonus award.

     The bonus amount is payable on an annual basis although executives may elect to defer payment of the bonus until retirement or another predetermined date.

     LONG-TERM INCENTIVES

     The Committee continues to endorse the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In 1987, the Company adopted its first Long-Term Incentive Plan. Upon expiration of that plan in 1997, the Company adopted the 1997 Long-Term Incentive Plan.

     Eligible participants in the plan include the senior executives and selected corporate executive managers and key employees at the Company's operating units. Although the plan allows for several different types of stock-based awards, to date only two types of awards have been granted: 1) stock options, which represent a right to purchase the Company's Class A Common Shares at the fair market value per share as of the date the option is granted, and 2) restricted stock awards, which represent Class A Common Shares of the Company which the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and which are subject to forfeiture.

     Stock Options. Generally executives receive a stock option award and a restricted stock award when they first attain an executive position. Annually, the Company considers whether or not to make additional stock option awards. In considering whether or not to make additional awards, the Company initiates an individual review of each participant's performance. Award size is predicated on an executive's past personal achievements, his or her contributions to the business and his or her potential to materially build future shareholder value. The Company believes that these awards provide an incentive for continuing to build shareholder value and also align the executive's interests with shareholder interests.

     When awarded, stock options are granted at not less than the fair market value of the Company's Class A Common Shares on the date of the grant. Therefore, the stock options have value only if the share price appreciates following the date of the award. This further ties executive compensation to long-term financial performance.

     Each of the named executives received a nonqualified stock option award in 1998. Such awards are exercisable in three equal annual installments, beginning in January 1999.

     Restricted Stock. Generally executives receive restricted stock awards with a three-year vesting period when they first attain an executive position. When executives are promoted to new positions or assume additional responsibility, they may be granted additional restricted stock awards. The grants are intended to retain and incent management with increased ownership interest in the Company. None of the named executives received a restricted stock award in 1998.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The chief executive officer's 1998 compensation package consisted of a base salary of $700,000 and a target cash bonus opportunity of 70% ($490,000) of such salary. Mr. Burleigh's bonus plan for 1998 was based on the criteria outlined above under "Annual Bonus." Because the Company did not meet all of its performance targets, his 1998 bonus was $242,550.

     In December 1998 the Committee reviewed Mr. Burleigh's performance and the performance of the Company. The Committee specifically noted Mr. Burleigh's efforts and accomplishments during a very difficult 1998. The Committee also considered the Company's progress in implementing its strategic and financial plans. Effective January 1, 1999, Mr. Burleigh's annual base salary was increased to $750,000.

RESPONSE TO OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid in any one year to a company's chief executive officer and each of its four other most highly compensated executives.

     The compensation tables which follow are intended to better enable our shareholders to understand the compensation practices of the Company. We invite shareholder comments, which may be sent to the attention of the Company's corporate secretary.

                                            The Compensation Committee

                                            Daniel J. Meyer, Chairman
                                            John H. Burlingame
                                            Charles E. Scripps
                                            Ronald W. Tysoe

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding the compensation earned by, paid to and awarded to the Company's chief executive officer, and each of the Company's four other most highly compensated executive officers, during each of the Company's last three fiscal years.

                                                                     LONG-TERM COMPENSATION(1)
                                                                 ----------------------------------
                                                                          AWARDS
                                                                 ------------------------     ALL
                                                                 RESTRICTED   SECURITIES     OTHER
                                           ANNUAL COMPENSATION     STOCK      UNDERLYING    COMPEN-
             NAME AND                      -------------------    AWARD(S)     OPTIONS/     SATION
        PRINCIPAL POSITION          YEAR    SALARY     BONUS        (2)        SARS (#)       (3)
----------------------------------  ----   --------   --------   ----------   -----------   -------
William R. Burleigh                 1998   $700,000   $242,550            0     40,000      $4,800
President and Chief                 1997    600,000    403,920            0     35,000       4,750
Executive Officer(4)                1996    518,750    355,625   $1,314,350     80,900       4,500

Paul F. (Frank) Gardner             1998   $450,000   $ 64,125            0     30,000      $4,800
Senior Vice President/              1997    420,000    192,528   $  345,000     25,000       4,750
Broadcasting                        1996    400,000    160,000            0          0       4,500

Alan M. Horton                      1998   $430,000   $129,000            0     30,000      $4,800
Senior Vice President/              1997    390,000    171,288   $  345,000     25,000       4,750
Newspapers                          1996    350,000    140,000            0          0       4,500

Daniel J. Castellini                1998   $370,000   $ 73,260            0     20,000      $4,800
Senior Vice President/              1997    350,000    157,080            0     20,000       4,750
Finance and Administration          1996    335,000    134,000            0          0       4,500

Craig C. Standen                    1998   $347,500   $ 68,805            0     20,000      $4,800
Senior Vice President/              1997    347,500    180,958            0     20,000       4,750
Corporate Development               1996    335,000    134,000            0          0       4,500

---------------

(1) In connection with the disposition of the cable television business to Comcast Corporation in 1996, options and restricted stock awards granted under the Company's Long-Term Incentive Plan were adjusted by the compensation committee in accordance with such plan to prevent the dilution or enlargement of rights of the holders of such options and awards. Information in the Summary Compensation Table above with respect to options and restricted stock awards reflects these adjustments.

(2) The aggregate number and value of restricted stock holdings for each named executive officer as of the end of 1998 were as follows: Mr. Burleigh held 48,500 shares with a value of $2,391,535; Mr. Gardner held 10,000 shares with a value of $493,100; and Mr. Horton held 10,000 shares, with a value of $493,100 each. Dividends were paid during 1998 on shares of restricted stock held by each named executive officer at a rate of thirteen cents per share for the first and second quarters and fourteen cents per share for the third and fourth quarters. Mr. Castellini and Mr. Standen did not hold any restricted stock at December 31, 1998. The value of the restricted stock is based on the average of the high and low closing sale prices of the Company's shares on December 31, 1998 which was $49.31.

(3) Represents compensation paid pursuant to the Company's Retirement and Investment Plan.

(4) Mr. Burleigh was elected chief executive officer of the Company on May 23, 1996. On January 1, 1996, his annual base pay rate was $475,000. Effective June 1, 1996, his annual base pay rate was increased to $550,000.

OPTION/SAR GRANTS IN 1998

     The following table sets forth certain information regarding options for Class A Common Shares granted in 1998 under the Company's Long-Term Incentive Plan to named executives who participate therein.

                                                                                POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                 VALUE AT
                          -------------------------------------                    ASSUMED ANNUAL
                            NUMBER OF     % OF TOTAL                                  RATES OF
                           SECURITIES      OPTIONS/                                  SHARE PRICE
                           UNDERLYING       SAR'S      EXERCISE                   APPRECIATION FOR
                          OPTIONS/SAR'S   GRANTED TO   OR BASE                       OPTION TERM
                             GRANTED      EMPLOYEES     PRICE     EXPIRATION   -----------------------
          NAME                 (#)         IN 1998      ($/SH)       DATE        5%($)        10%($)
          ----            -------------   ----------   --------   ----------   ----------   ----------
William R. Burleigh           40,000          6.2%      $47.22       2008      $1,187,856   $3,010,261
Paul F. (Frank) Gardner       30,000          4.7%      $47.22       2008      $  890,892   $2,257,696
Alan M. Horton                30,000          4.7%      $47.22       2008      $  890,892   $2,257,696
Daniel J. Castellini          20,000          3.1%      $47.22       2008      $  593,928   $1,505,130
Craig C. Standen              20,000          3.1%      $47.22       2008      $  593,928   $1,505,130
Total awards to all
  employees                  641,950        100.0%

AGGREGATED OPTION/SAR EXERCISES IN 1998 AND FY-END OPTION/SAR VALUES

     The following table sets forth certain information regarding the number and value of options for Class A Common Shares held by the named executives at December 31, 1998. Three executives exercised options during 1998.

                                                                    NUMBER OF
                                                                   SECURITIES           VALUE OF
                                                                   UNDERLYING          UNEXERCISED
                                                                   UNEXERCISED        IN-THE-MONEY
                                                                 OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                   12/31/98(#)         12/31/98($)
                                 SHARES ACQUIRED      VALUE       EXERCISABLE/        EXERCISABLE/
             NAME                ON EXERCISE(#)     REALIZED      UNEXERCISABLE       UNEXERCISABLE
             ----                ---------------   -----------   ---------------   -------------------
William R. Burleigh                      --                --    414,767/63,333    $12,789,253/429,161
Paul F. (Frank) Gardner                  --                --    104,734/46,666    $ 3,053,520/309,523
Alan M. Horton                        4,900        $  255,413     96,834/46,666    $ 3,066,588/309,523
Daniel J. Castellini                 25,000        $1,261,049    174,167/33,333    $ 5,590,084/239,261
Craig C. Standen                     34,600        $1,780,588     61,567/33,333    $ 1,850,318/239,261

REPORT ON STOCKHOLDER RETURN--PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Class A Common Shares, assuming an initial investment of $100 as of December 31, 1993, and based on the market prices at the end of each year and assuming reinvestment of dividends, with the cumulative total return of the Standard & Poor's Composite-500 Stock Index and an index based on a peer group of media companies.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                                   LINE GRAPH

--------------------------------------------------------------------------------------------------
                             1993        1994        1995        1996        1997        1998
--------------------------------------------------------------------------------------------------
  S&P 500                    $100        $101        $139        $171        $229        $294
--------------------------------------------------------------------------------------------------
  Scripps                    $100        $112        $147        $214        $299        $311
--------------------------------------------------------------------------------------------------
  Media Index                $100        $ 94        $118        $151        $227        $237
--------------------------------------------------------------------------------------------------

---------------

(1) The companies in the peer group index are A.H. Belo Corporation, Gannett Co. Inc., Knight-Ridder, Inc., Lee Enterprises, Inc., The New York Times Company, Times Mirror Company, Tribune Company, and the Washington Post Company. The index is weighted based on market capitalization. The companies included in the peer group were approved by the compensation committee.

(2) The Company's divestiture of its cable television business on November 13, 1996 was treated as a dividend of $19.83 per share that was reinvested in the Company's Class A Common Shares.

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Daniel J. Meyer, Ronald W. Tysoe, Charles E. Scripps and John H. Burlingame are the members of the Company's compensation committee.

     Mr. Charles E. Scripps is chairman of the executive committee of the Company's board of directors and Mr. John H. Burlingame is a member of the executive committee.

     Mr. Charles E. Scripps and Mr. Edward W. Scripps are general partners in Jefferson Building Partnership, (the "Jefferson Partnership") which was formed in 1984. The Albuquerque Publishing Company, which is the Company's 50% owned partnership that operates The Albuquerque Tribune under a joint operating agreement, leases the facilities for The Albuquerque Tribune from a partnership controlled in part by the Jefferson Partnership. This lease terminates in 2004. Total rent under the lease for 1998 was approximately $1,887,000. The Albuquerque Publishing Company has an option to purchase the property that is exercisable until 2034. The purchase price will be equal to 7.7 times the basis rent for the lease year in which the property is purchased. The parties to the Albuquerque joint operating agreement lease the land on which the Albuquerque facilities are situated to the Jefferson Partnership under a lease terminating in 2034 and providing for rent of $150,000 per year, subject to certain adjustments for inflation. The Jefferson Partnership has subleased the land to the Albuquerque Publishing Company as part of the facilities lease arrangement described above.

     Mr. Charles E. Scripps and Mr. Burlingame are trustees of The Edward W. Scripps Trust and for 1999 they are expected to continue to serve as trustees. As trustees, Mr. Scripps and Mr. Burlingame share the power, together with one other trustee, to vote and dispose of the 29,096,111 Class A Common Shares and 16,040,000 Common Voting Shares of the Company held by the Trust. Mr. Scripps has a life income interest in the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. See "Security Ownership of Certain Beneficial Owners."

     Mr. John H. Burlingame is a senior partner of Baker & Hostetler LLP which served as legal counsel to the Company and to The Edward W. Scripps Trust in 1998 and is expected to perform such services in 1999.

REPORT ON THE COMPANY'S PENSION PLAN

     The Company's executive officers and substantially all other non-union employees of the Company are participants in a non-contributory defined benefit pension plan maintained by the Company (the "Pension Plan"). Contributions to the Pension Plan are based on separate actuarial computations for each business unit and are made by the business unit compensating the particular individual.

                                                      YEARS OF SERVICE
                              ----------------------------------------------------------------
        REMUNERATION          15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
        ------------          --------      --------      --------      --------      --------
 300,000                      $ 55,000      $ 74,000      $ 92,000      $110,000      $129,000
 400,000                        74,000        99,000       123,000       148,000       172,000
 500,000                        93,000       124,000       154,000       185,000       216,000
 600,000                       111,000       149,000       186,000       223,000       260,000
 700,000                       130,000       174,000       217,000       260,000       304,000
 800,000                       149,000       199,000       248,000       298,000       347,000
 900,000                       168,000       224,000       279,000       335,000       391,000
1,000,000                      186,000       249,000       311,000       373,000       435,000
1,500,000                      280,000       374,000       467,000       560,000       654,000

     The above table shows the annual normal retirement benefits which, absent the maximum benefit limitations (the "Benefit Limitations") imposed by Section 415(b) of the Internal Revenue Code of 1986, as amended (the "Code"), would be payable pursuant to the Pension Plan upon retirement at age 65

(based upon the 1998 social security integration level under the Pension Plan), pursuant to a straight life annuity option, for employees in the compensation ranges specified and under various assumptions with respect to average final annual compensation and years of credited services.

     In general, the Benefit Limitations limit the annual retirement benefits that may be paid pursuant to the Pension Plan to $130,000 (subject to further cost-of-living increases promulgated by the United States Secretary of the Treasury). The Company supplements payments under the Pension Plan with direct pension payments equal to the amount, if any, by which the benefits that otherwise would be payable under the Pension Plan exceed the benefits that are permitted to be paid under the Benefit Limitations. Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable social security integration level plus 1.25% of average final annual compensation in excess of the social security integration level, multiplied by the employee's years of credited service. An employee's benefits are actuarially adjusted if paid in a form other than a life annuity.

     An employee's average final compensation is the average annual amount of his pensionable compensation (generally salary and bonus, excluding the Scripps Retirement & Investment Plan and any other annual or long-term compensation reflected in the Summary Compensation Table) for service during the five consecutive years within the last ten years of his employment for which his total compensation was greatest. The employee's years of credited service equal the number of years of his employment with the Company (subject to certain limitations). As of December 31, 1998, the years of credited service of the individuals named in the cash compensation table were as follows: Mr. Burleigh-- 42; Mr. Gardner--14; Mr. Castellini--28; Mr. Standen--8; Mr. Horton--28.

     In May 1996, the board of directors of the Company adopted a Selected Officer Retirement Program, the purpose of which is to provide supplemental retirement benefits to certain key employees of the Company who meet the eligibility requirements. Participants in the program must be specifically designated as participants by the compensation committee. As of March 1, 1998, the designated participants were Mr. Lawrence A. Leser and Mr. William R. Burleigh. The participants begin to receive benefits under the program upon retirement. The amount of the benefit payable under such plan is a percentage of the participant's highest three-year average earnings subject to certain offsets and maximums.

     In December 1998, the compensation committee of the Board of Directors of the Company authorized adoption of an executive savings restoration plan designed to enable executives of the Company to restore savings benefits that may be lost due to tax law limitations. This plan is a nonqualified plan designed to complement the Company's 401(k) savings and retirement plan by enabling participants to enhance savings for retirement on a pre-tax basis.

REPORT ON CERTAIN TRANSACTIONS

SCRIPPS FAMILY AGREEMENT

     General. The Company and certain persons and trusts are parties to an agreement (the "Scripps Family Agreement") restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of the Trust. Such persons and trusts (the "Signatories") consist of certain grandchildren of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps and John P. Scripps were sons of the founder of the Company.

     If the Trust were to have terminated as of March 1, 1999, the Signatories would have held in the aggregate approximately 89.2% of the outstanding Common Voting Shares as of such date.

     Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until twenty-one years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provi-sions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a ten year period after termination of the Trust and may be renewed for additional ten year periods pursuant to Ohio law and certain provisions set forth in the Agreement.

     Transfer Restrictions. No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

     Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

     Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a "Required Meeting"). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the meeting. Each Signatory will be bound by the decision reached with respect to each matter brought before such meeting, and, at the related meeting of the shareholders of the Company, will vote his Common Voting Shares in accordance with decisions reached at the meeting of the Signatories.

JOHN P. SCRIPPS NEWSPAPERS

     In connection with the merger in 1986 of the John P. Scripps Newspaper Group ("JPSN") into a wholly owned subsidiary of the Company (the "JPSN Merger"), the Company and The Edward W. Scripps Trust entered into certain agreements discussed below.

     JPSN Board Representation Agreement. The Edward W. Scripps Trust and John
P. Scripps entered into a Board Representation Agreement dated March 14, 1986 in connection with the JPSN Merger. Under this agreement, the surviving adult children of Mr. Scripps who are shareholders of the Company have the right to designate one person to serve on the Company's Board of Directors so long as they continue to own in the aggregate 25% of the sum of (i) the shares issued to them in the JPSN Merger and (ii) the shares received by them from John P. Scripps' estate. In this regard, The Edward W. Scripps Trust has agreed to vote its Common Voting Shares in favor of the person designated by John P. Scripps' children. Pursuant to this agreement, Paul K. Scripps currently serves on the Company's board of directors and is a nominee for election at the annual meeting. The Board Representation Agreement terminates upon the earlier of the termination of The Edward W. Scripps Trust or the completion of a public offering by the Company of Common Voting Shares.

     Stockholder Agreement. The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with the Company in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a "right of first refusal" to purchase such shares on the same terms as the offer. On the death of any of these shareholders, the Company is obligated to purchase from the shareholder's estate a sufficient number of the common shares of the Company to pay federal and state estate taxes attributable to all shares included in such estate; this obligation expires in 2006. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all common shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders' expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.

OTHER TRANSACTIONS

     For information concerning certain transactions which involve Mr. Charles
E. Scripps and Mr. Edward W. Scripps, see "Compensation Committee Interlocks and Insider Participation."

     Mr. John H. Burlingame is a senior partner of Baker & Hostetler LLP which served as legal counsel to the Company and to The Edward W. Scripps Trust (the "Trust") in 1998 and is expected to perform such services in 1999.

     Mr. Nicholas B. Paumgarten is a managing partner of J.P. Morgan & Co. Incorporated ("J.P. Morgan"). Morgan Guaranty Trust Company of New York (an affiliate of J.P. Morgan) is a lender to the Company under its Competitive Advance/Revolving Credit Agreement. J.P. Morgan has performed investment banking services for the Company in the past and may again perform investment banking services for the Company.

     Mr. Lawrence A. Leser, chairman of the Company, entered into a loan agreement with the Company in January 1996 pursuant to the Employee Stock Purchase Loan Program. This program is designed to assist key employees in exercising stock options. Mr. Leser borrowed $450,000 at an interest rate of 6.02%, which was the applicable Federal rate in effect under Section 1274(d) of the Internal Revenue Code of 1986, as of the day on which the loan was made. In accordance with the terms of the loan program, Mr. Leser has agreed to repay the loan within ten years. As of December 31, 1998, the outstanding balance of this loan was $345,339.

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and owners of more than ten percent of the Company's Class A Common Shares ("10% shareholders"), to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Executive officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with except that one Form 4 for an officer of the Company, who has since retired, was filled two months late.

REPORT ON INDEPENDENT PUBLIC ACCOUNTANTS

     At its February 25, 1999 meeting, the board approved the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting.

REPORT ON SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Cincinnati, Ohio, on or before November 26, 1999, for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders.

     If a shareholder intends to raise at the Company's 2000 annual meeting a proposal that he or she does not seek to have included in the Company's proxy statement, the shareholder must notify the Company of the proposal on or before February 12, 2000. If the shareholder fails to notify the Company, the Company's proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2000 proxy statement.

OTHER MATTERS

     The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Class A Common Shares.

     The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

     The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under "Election of Directors" above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under "Election of Directors."

     Under Ohio law and the Company's Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee.

     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board does not know of any other matters which will be presented for action at the meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1998, IS ENCLOSED.

                                            By order of the Board of Directors,


                                             M. DENISE KUPRIONIS, ESQ.
                                            Corporate Secretary

March 29, 1999

THE E. W. SCRIPPS COMPANY                                              PROXY FOR
                                                           CLASS A COMMON SHARES

     The undersigned hereby appoints WILLIAM R. BURLEIGH, DANIEL J. CASTELLINI and M. DENISE KUPRIONIS and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The
E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, May 13, 1999 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1. FOR, or WITHHOLD AUTHORITY to vote for the following nominees for election as directors: Daniel J. Meyer, Nicholas B. Paumgarten and Ronald W. Tysoe.


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)



--------------------------------------------------------------------------------

2. On such other business as may properly come before the meeting.

The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.

                (Continued, and to be signed, on the other side)



side 2:
-------

Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 29, 1999 is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.


                                   Dated                                  , 1999
                                         ---------------------------------
                                             (Please date your Proxy)



                                         ---------------------------------
                                              Signature of Shareholder

                                         Please sign exactly as your name
                                         appears hereon, indicating, where
                                         proper, official position or
                                         representative capacity.

                                         When signing as Attorney, Executor,
                                         Administrator, Trustee, etc., give
                                         full title as such.

THE E. W. SCRIPPS COMPANY                                              PROXY FOR
                                                            COMMON VOTING SHARES

     The undersigned hereby appoints WILLIAM R. BURLEIGH, DANIEL J. CASTELLINI and M. DENISE KUPRIONIS and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The
E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, May 13, 1999 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1. FOR, or WITHHOLD AUTHORITY to vote for the following nominees for election as directors: John H. Burlingame, William R. Burleigh, Nackey E. Scagliotti, Charles E. Scripps, Edward W. Scripps, Paul K. Scripps and Julie A. Wrigley.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)



--------------------------------------------------------------------------------

2. On such other business as may properly come before the meeting.

The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.

                (Continued, and to be signed, on the other side)



side 2:
-------

Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 29, 1999 is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.


                                    Dated                                 , 1999
                                         ---------------------------------
                                            (Please date your Proxy)



                                         ---------------------------------
                                              Signature of Shareholder

                                         Please sign exactly as your name
                                         appears hereon, indicating, where
                                         proper, official position or
                                         representative capacity.


                                         When signing as Attorney, Executor,
                                         Administrator, Trustee, etc., give
                                         full title as such.